Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-263759) on Form S-1 of Shepherd's Finance, LLC of our report dated March 15, 2024, relating to the consolidated financial statements of Shepherd's Finance, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts" in such Prospectus.

/s/ HORNE LLP

Brentwood, TN

April 9, 2024